UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

March 12, 2024
Date of Report (Date of earliest event reported)

CervoMed Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37942	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08         Shareholder Director Nominations

Annual Stockholders’ Meeting

The board of directors (the “Board”) of CervoMed Inc. (the “Company”) has established June 14, 2024, as the date of the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”). Additional details regarding the Annual Meeting, which will be held virtually by means of remote communication, will be disclosed in the Company’s definitive proxy statement for the Annual Meeting to be filed with the U.S. Securities and Exchange Commission (“SEC”).

As the Company did not hold an annual meeting of stockholders in 2023, stockholders of the Company who wish to have a proposal, including nominations of persons for election to the Board and proposals under Rule 14a-8, considered for inclusion in the Company’s proxy materials for the Annual Meeting must deliver such proposal by email to the Corporate Secretary at info@cervomed.com, on or before the close of business on April 1, 2024. To be eligible for inclusion in the proxy materials for the Annual Meeting, any such proposal must meet the requirements set forth in the rules and regulations of the SEC and the Company’s bylaws, as amended.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024	CervoMed Inc.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	General Counsel